UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2024

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 Boren Avenue, Suite 1000

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, Icosavax, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with AstraZeneca Finance and Holdings Inc. (“Parent”) and Parent’s wholly-owned subsidiary, Isochrone Merger Sub Inc. (“Merger Sub”), on December 11, 2023.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on December 27, 2023, Merger Sub commenced a tender offer (the “Offer”) to acquire any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of the Company, for (i) $15.00 in cash per Share, subject to applicable withholding taxes and without interest (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share, representing the right to receive a non-tradeable contingent payment of up to $5.00 in cash (the Closing Amount and one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), subject to applicable withholding taxes and without interest, upon achievement of any of the milestones specified in, and on the other terms and subject to the other conditions set forth in, the contingent value rights agreement entered into by and between Parent and Equiniti Trust Company, LLC (the “CVR Agreement”) on February 19, 2024.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., New York City time, on February 16, 2024 (such date and time, the “Expiration Time”), and the Offer was not extended. Merger Sub was advised by Equiniti Trust Company, LLC, the depositary for the Offer, that, as of the Expiration Time, a total of 35,912,932 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 70.7% of the outstanding Shares as of the Expiration Time. As of the Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied. Promptly after the expiration of the Offer, Merger Sub accepted all Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on February 19, 2024, by causing Merger Sub to merge with and into the Company (the “Merger”) pursuant to the Merger Agreement without a vote of the Company stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the Effective Time, Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically canceled and extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest and subject to applicable withholding, from Merger Sub.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, (i) each Company stock option to purchase Shares with a per Share exercise price less than $15.00 (each, an “In the Money Option”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested and was by virtue of the Merger automatically canceled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, (a) an amount in cash (without interest) equal to the product obtained by multiplying (1) the aggregate number of Shares underlying such In the Money Option immediately prior to the Effective Time by (2) an amount equal to (A) the Closing Amount less (B) the per Share exercise price of such In the Money Option, plus (b) one CVR with respect to each Share subject to such In the Money Option immediately prior to the Effective Time, (ii) each Company stock option to purchase Shares with a per Share exercise price equal to or greater than $15.00 but less than $20.00 (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested and was by virtue of the Merger automatically canceled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, an amount in cash (without interest), if any, from Parent, if and when (and only if and when) payments in respect of CVRs are required to be made (and in all events within such period of time after achievement of the applicable milestone specified in the CVR Agreement) equal to the product obtained by multiplying (a) the aggregate number of Shares underlying such Out of the Money Option immediately prior to the Effective Time by (b) the amount by which (1) the sum of the Closing Amount plus the aggregate amount paid per CVR exceeds (2) the per Share exercise price of such Out of the Money Option, (iii) each Company stock option to purchase Shares with a per Share exercise price equal to or greater than $20.00 that was outstanding as of immediately prior to the Effective Time by virtue of the Merger was automatically canceled and terminated with no consideration payable therefor, and (iv) each Company restricted stock unit that was not subject to performance-based vesting conditions and each restricted stock unit that was subject to performance-based vesting conditions (each, a “Company PSU”), in each case that was outstanding as of immediately prior to the Effective Time, accelerated and became fully vested and was by virtue of the Merger automatically canceled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement (assuming achievement in full of all performance objectives contained in the Company PSUs), both (a) an amount in cash (without interest) equal to the Closing Amount and (b) one CVR.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 12, 2023 and is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq is expected to file the Form 25 with the SEC on February 20, 2024 and trading of Shares is expected to be suspended effective prior to the open of trading on February 20, 2024. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through a variety of sources, including cash on hand.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, each of Peter Kolchinsky, Ph.D., Heidi K. Kunz, Mark McDade, John W. Shiver, Ph.D., Adam K. Simpson, Ann M. Veneman and James Wassil ceased to be members of the Board of Directors of the Company (the “Company Board”) and ceased to be members of any committees of the Company Board on which such directors served, effective as of the Effective Time. On February 19, 2024, in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Surviving Corporation in lieu of the Company’s existing directors.

In connection with the consummation of the Merger, each officer of the Company immediately prior to the Effective Time became an officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, on February 19, 2024, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 11, 2023, by and among AstraZeneca Finance and Holdings Inc., Isochrone Merger Sub Inc. and Icosavax, Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on December 12, 2023).*

3.1	Fifth Amended and Restated Certificate of Incorporation of Icosavax, Inc. (filed herewith).

3.2	Second Amended and Restated Bylaws of Icosavax, Inc. (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

By:	/s/ David E. White
Name: David E. White
Title: Vice President

Dated: February 20, 2024